Exhibit 99.2
WEBCAST ADVISORY
NUCRYST Pharmaceuticals
Webcast of Conference Call to Discuss Preliminary Results
of Phase 2 Dermatology Study
Wednesday, September 20, 2006
5:30 p.m. EDT
Webcast: www.nucryst.com
NUCRYST Pharmaceuticals Corp. will hold a webcast at 5:30 p.m. EDT on Wednesday, September 20, 2006 regarding the preliminary results of the company’s Phase 2 dermatology study examining drug candidate NPI 32101 in a topical cream formulation on atopic dermatitis.
In addition to standard disclosure over wire services, a news release will be posted on the NUCRYST web site. To listen to the call live on the Internet, please go to www.nucryst.com.
Scott H. Gillis, President & CEO, NUCRYST Pharmaceuticals and Paul J. Schechter, MD, PhD, Vice President, Drug Development and Regulatory Affairs, and Chief Medical Officer, NUCRYST Pharmaceuticals will participate on the call.
An audio file of the call will be archived and posted on the NUCRYST web site.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. NUCRYST is developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
For more information, please contact:
Gillian McArdle
(416) 504-8464
info@nucryst.com